EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one hundred (100) deposited Shares)
IT IS EXPECTED THAT COMMON
SHARES DEPOSITED HEREUNDER
WILL BE REGISTERED ON THE
SHARE REGISTER MAINTAINED BY
THE RUSSIAN SHARE REGISTRAR IN
THE NAME OF THE DEPOSITARY OR
ITS NOMINEE OR OF THE
CUSTODIAN OR ITS NOMINEE.
OWNERS AND BENEFICIAL OWNERS
SHOULD BE AWARE, HOWEVER,
THAT RUSSIAS SYSTEM OF SHARE
REGISTRATION AND CUSTODY
CREATES CERTAIN RISKS OF LOSS
THAT ARE NOT NORMALLY
ASSOCIATED WITH INVESTMENTS IN
OTHER SECURITIES MARKETS. THE
DEPOSITARY WILL NOT BE LIABLE
FOR THE UNAVAILABILITY OF
COMMON SHARES OR FOR THE
FAILURE TO MAKE ANY
DISTRIBUTION OF CASH OR
PROPERTY WITH RESPECT THERETO
AS A RESULT OF SUCH
UNAVAILABILITY.
THE DEPOSITARY HAS BEEN
ADVISED BY RUSSIAN COUNSEL
THAT COURTS IN THE RUSSIAN
FEDERATION WILL NOT RECOGNIZE
OR ENFORCE JUDGMENTS
OBTAINED IN THE NEW YORK
COURTS.
UNDER RUSSIAN LAW, THE
POSSIBILITY OF INCREASING THE
NOMINAL VALUE OF SHARES
THROUGH A COMPULSORY
ASSESSMENT OF SHAREHOLDERS IS
NOT EXPRESSLY PROHIBITED. THE
EFFECTIVENESS OF ANY ATTEMPT
TO MAKE A COMPULSORY
ASSESSMENT OF SHAREHOLDERS IS
UNCERTAIN, SINCE RUSSIAN LAW
NEITHER CONTEMPLATES SUCH
ACTION NOR PROVIDES A
MECHANISM TO ENFORCE ANY
SUCH ATTEMPT. JOINT STOCK
COMPANY MOSENERGO HAS
PUBLICLY STATED THAT IT HAS NO
INTENTION OF INCREASING THE
NOMINAL VALUE OF THE SHARES
THROUGH A COMPULSORY
ASSESSMENT OF SHAREHOLDERS.
OWNERS AND BENEFICIAL OWNERS
OF AMERICAN DEPOSITARY SHARES
SHALL IN NO EVENT HAVE
RECOURSE AGAINST THE
DEPOSITARY WITH RESPECT TO ANY
SUCH ASSESSMENT. SEE
PARAGRAPH 17 HEREOF.


THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
THE NOMINAL VALUE OF 1 RUBLE
EACH OF
JOINT STOCK COMPANY FOR
ENERGY AND ELECTRICITY
MOSENERGO
(INCORPORATED UNDER THE LAWS
OF THE RUSSIAN FEDERATION)
      The Bank of New York, as
depositary (hereinafter, together with The
Bank of New York International Nominees,
a New York partnership, as nominee of The
Bank of New York in whose name Shares
are registered pursuant to the Deposit
Agreement, the Depositary), hereby certifies
that
____________________________________
_____, or registered assigns IS THE
OWNER OF
____________________________________
AMERICAN DEPOSITARY SHARES
representing deposited common shares
(herein called Shares) of Joint Stock
Company for Energy and Electricity
Mosenergo, incorporated under the laws of
the Russian Federation (herein called the
Company). At the date hereof, each
American Depositary Share represents one
hundred (100) Shares deposited or subject to
deposit under the Deposit Agreement (as
such term is hereinafter defined) at the
Moscow, Russian Federation, office of
Internationale Nederlanden Bank (Eurasia)
(herein called the Custodian). The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286
      1.	THE DEPOSIT
AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon
the terms and conditions set forth in the
deposit agreement, dated as of July 21,
1997, as amended and restated as of January
19, 1999 (herein called the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof. The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities). Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made. Capitalized terms defined in
the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
      2.	SURRENDER OF
RECEIPTS AND WITHDRAWAL OF
SHARES.
            Upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt, and upon payment of the fees
and expenses of the Depositary provided in
this Receipt, and subject to the terms and
conditions of the Deposit Agreement and
accompanied by such documents as the
Depositary may require (including a
purchase/sale contract relating to the transfer
of the Shares) and upon payment of the fee
of the Depositary for the surrender of
Receipts as provided in Section 5.09 of the
Deposit Agreement and payment of all taxes
and governmental charges payable in
connection with such surrender and
withdrawal of the Deposited Securities and
subject to the terms and conditions of the
Deposit Agreement, the Charter of the
Company and the Deposited Securities, the
Owner hereof is entitled to delivery, to him
or upon his order, of the Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued. Delivery of such
Deposited Securities may be made by the
delivery of (a) certificates or other
documents evidencing title (including
extracts from the Share Register) in the
name of the Owner hereof or as ordered by
him or certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities, property
and cash to which such Owner is then
entitled in respect of this Receipt. The
Depositary shall direct the Custodian or its
agents to cause the transfer and recordation
by the Russian Share Registrar on the Share
Register of the Shares being withdrawn in
the name of such Owner or as directed by
him as above provided, and the Company
shall ensure that such transfer and
recordation is effected within 72 hours of
the Russian Share Registrars receipt of such
documentation as may be required by
applicable law and the reasonable and
customary regulations of the Russian Share
Registrar, or as soon thereafter as
practicable. Upon such transfer and
recordation, the Custodian shall deliver at
the Moscow, Russian Federation, office of
the Custodian, subject to Sections 2.06, 3.01
and 3.02 and to the other terms and
conditions of the Deposit Agreement, to or
upon the written order of the person or
persons designated in the order delivered to
the Depositary as above provided,
documents evidencing title (including
extracts from the Share Register) for the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, except that, if
and to the extent practicable, the Depositary
may make delivery to such person or persons
at the Corporate Trust Office of the
Depositary of any dividends or distributions
with respect to the Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt, or of any
proceeds of sale of any dividends,
distributions or rights, which may at the time
be held by the Depositary. At the request,
risk and expense of any Owner so
surrendering this Receipt, and for the
account of such Owner, the Depositary shall
direct the Custodian to forward any cash or
other property (other than rights) comprising,
and forward a certificate or certificates and
other proper documents evidencing title for
(as described above), the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt to the Depositary for delivery at the
Corporate Trust Office of the Depositary.
Such direction shall be given by letter or, at
the request, risk and expense of such Owner,
by cable, telex or facsimile transmission.
      3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, without unreasonable delay, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by proper
instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose. This Receipt may be split into other
such Receipts, or may be combined with
other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of the
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees and expenses as
provided in this Receipt, may require the
production of proof satisfactory to it as to
the identity and genuineness of any
signature and may also require compliance
with such reasonable regulations as the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this
Article 3.
            The delivery of Receipts
against deposit of Shares generally or against
deposit of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, and (iii) compliance
with any U.S. or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities. Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
            The Depositary has agreed to
comply with written instructions of the
Company that the Depositary will not accept
for deposit under the Deposit Agreement
any Shares identified in such instructions at
such time and under such circumstances as
may reasonably be specified in such
instructions in order to facilitate the
Companys compliance with the securities
laws of the United States.
      4.	LIABILITY OF OWNER
OR BENEFICIAL OWNER FOR TAXES.
            If any tax or other
governmental charge shall become payable
with respect to any Receipt or any
Deposited Securities represented hereby,
such tax or other governmental charge shall
be payable by the Owner or Beneficial
Owner hereof to the Depositary, and such
Owner or Beneficial Owner shall be deemed
liable therefor. In addition to any other
remedies available to it, the Depositary may
refuse to effect any transfer of this Receipt
or any withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency. The obligations of
Owners and Beneficial Owners under this
Article 4 shall survive any transfer of
Receipts pursuant to Section 2.04 of the
Deposit Agreement, any surrender of
Receipts and withdrawal of Deposited
Securities pursuant to Section 2.05 of the
Deposit Agreement, or the termination of
the Deposit Agreement pursuant to Section
6.02 of the Deposit Agreement.
      5.	WARRANTIES ON
DEPOSIT OF SHARES.
            Every person depositing
Shares under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued, fully paid, non-assessable,
and free of any preemptive rights of the
holders of outstanding Shares and that the
person making such deposit is duly
authorized so to do. Every such person shall
also be deemed to represent that such Shares
and the Receipts evidencing American
Depositary Shares representing such Shares
would not be Restricted Securities. Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
      6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
            Any person presenting Shares
for deposit or any Owner or Beneficial
Owner of a Receipt may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the Russian
Share Registrar, if applicable, to execute
such certificates and to make such
representations and warranties, as the
Depositary, or the Company, upon written
notice to the Depositary, may deem
necessary or proper. The Depositary may,
and at the reasonable written request of the
Company will, withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made to the satisfaction of the
Depositary and the Company. Each Owner
and Beneficial Owner agrees to provide any
information requested by the Company or
the Depositary pursuant to Section 3.01 of
the Deposit Agreement and this Article 6.
No Share shall be accepted for deposit
unless accompanied by evidence satisfactory
to the Depositary that any necessary
approval has been granted by any
governmental body in the Russian
Federation which is then performing the
function of the regulation of currency
exchange.
      7.	CHARGES OF
DEPOSITARY.
            The Company agrees to pay
the fees, reasonable expenses and
out-of-pocket charges of the Depositary and
those of any Registrar only in accordance
with agreements in writing entered into
between the Depositary and the Company
from time to time. The Depositary shall
present detailed statements for such charges
and expenses to the Company once every
three months. The charges and expenses of
the Custodian are for the sole account of the
Depositary.
            The following charges shall
be incurred by any party depositing or
withdrawing Shares, by any Owner of
Receipts or by any party surrendering
Receipts or to whom Receipts are issued
(including, without limitation, issuance
pursuant to a stock dividend or stock split
declared by the Company or an exchange of
stock regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.03 of the Deposit
Agreement), whichever applicable: (1) taxes
and other governmental charges, (2) such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the Share Register of the
Company maintained by the Russian Share
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the terms of the Deposit Agreement, (3)
such cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Sections
2.03, 4.03 or 4.04 of the Deposit Agreement
and the surrender of Receipts pursuant to
Sections 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement, (7) a fee of $.01 or
less per American Depositary Share (or
portion thereof) per year to cover such
expenses as are incurred for inspections by
the Depositary, the Custodian or their
respective agents of the Share Register
maintained by the Russian Share Registrar
(which fee shall be assessed against Owners
of record as of the date or dates set by the
Depositary in accordance with Section 4.06
of the Deposit Agreement and shall be
collected at the sole discretion of the
Depositary by billing such Owners for such
fee or by deducting such fee from one or
more cash dividends or other cash
distributions), (8) a fee for the distribution
of securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 8
treating all such securities as if they were
Shares), but which securities are instead
distributed by the Depositary to Owners and
(9) a fee not in excess of $1.50 per
certificate for a Receipt or Receipts for
transfers made pursuant to the terms of the
Deposit Agreement.
            The Depositary, subject to
Article 8 hereof, may own and deal in, in
accordance with applicable law, any class of
securities of the Company and its affiliates
and in Receipts.
      8.	PRE-RELEASE OF
RECEIPTS.
            The Depositary may issue
Receipts against rights to receive Shares
from the Company. No such issue of
Receipts will be deemed a Pre-Release
subject to the restrictions of the following
paragraph.
            Unless requested by the
Company to cease doing so,
notwithstanding Section 2.03 of the Deposit
Agreement, the Depositary may execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement (a Pre-Release). The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released. The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release. Each
Pre-Release will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered (the Pre-Releasee), that
the Pre-Releasee, or its customer, owns the
Shares or Receipts to be remitted, as the case
may be, (b) at all times fully collateralized
(such collateral marked to market daily) with
cash or such other collateral as the
Depositary reasonably deems appropriate, (c)
terminable by the Depositary on not more
than five (5) business days notice, and (d)
subject to such further indemnities and
credit regulations as the Depositary deems
appropriate. The number of American
Depositary Shares which are outstanding at
any time as a result of Pre-Release will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate and may, with the prior
written consent of the Company, change
such limit from time to time for purposes of
general application. The Depositary will also
set limits with respect to Pre-Release
transactions to be entered into under the
Deposit Agreement with any particular
Pre-Releasee on a case by case basis as it
deems appropriate. The collateral referred to
in clause (b) above will be held by the
Depositary for the benefit of the Owners as
security for the performance of the
obligations to deliver Shares set forth in
clause (a) above (and will not, for the
avoidance of doubt, constitute deposited
Securities under the Deposit Agreement).
            The Depositary may retain for
its own account any compensation received
by it in connection with the foregoing. The
Company will have no liability to any Owner
with respect to any representations, actions
or omissions by the Depositary, and holder
of Receipts, or any Owner or any of their
respective agents pursuant to Section 2.09 of
the Deposit Agreement and this Article 8.
      9.	TITLE TO RECEIPTS.
            It is a condition of this
Receipt and every successive Owner and
Beneficial Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws of
New York; provided, however, that the
Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes, and neither the Depositary nor the
Company will have any obligation or be
subject to any liability under the Deposit
Agreement to any holder of this Receipt
unless such holder is the Owner hereof.
      10.	VALIDITY OF RECEIPT.
            This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual
signature of a duly authorized signatory of
the Depositary; provided, however, that
such signature may be a facsimile if a
Registrar for the Receipts shall have been
appointed and such Receipts are
countersigned by the manual signature of a
duly authorized officer of the Registrar.
      11.	REPORTS; INSPECTION
OF TRANSFER BOOKS.
            The Company currently
furnishes the Securities and Exchange
Commission (hereinafter called the
Commission) with certain public reports and
documents required by foreign law or
otherwise under Rule 12g3-2(b) under the
Securities Exchange Act of 1934. Such
reports and communications will be available
for inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
            The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office any
reports and communications, including any
proxy soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company. The Depositary will also
send to Owners of Receipts (i) copies of
such reports when furnished by the
Company pursuant to Section 5.06 of the
Deposit Agreement, (ii) copies of any
written communications provided to the
Depositary by the Russian Share Registrar
pursuant to Section 5.13(a)(v) of the Deposit
Agreement; and (iii) copies of any notices
given or required to be given by the
Depositary pursuant to Section 5.13(c) of
the Deposit Agreement. Any such reports
and communications, including any such
proxy soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
            The Depositary will keep
books, at its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company, including, without limitation,
a matter related to the Deposit Agreement or
the Receipts.
      12.	DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Depositary
receives any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary will, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert, as promptly as
practicable, such dividend or distribution
into dollars and will distribute, as promptly
as practicable, the amount thus received (net
of the fees and expenses of the Depositary
as provided in Article 7 hereof and Section
5.09 of the Deposit Agreement) to the
Owners of Receipts entitled thereto;
provided, however, that in the event that the
Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes, the amount distributed to
the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
            Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Sections 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will, as promptly as practical,
cause the securities or property received by it
to be distributed to the Owners of Receipts
entitled thereto, in any manner that the
Depositary may reasonably deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary reasonably deems such
distribution not to be feasible, the
Depositary may, after consultation with the
Company to the extent practicable, adopt
such method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and Section
5.09 of the Deposit Agreement) will be
distributed by the Depositary to the Owners
of Receipts entitled thereto all in the manner
and subject to the conditions described in
Section 4.01 of the Deposit Agreement;
provided, however, that no distribution to
Owners pursuant to Section 4.02 of the
Deposit Agreement will be unreasonably
delayed by any action of the Depositary or
any of its agents.
            If any distribution consists of
a dividend in, or free distribution of, Shares,
the Depositary may and will, if the
Company shall so request, distribute, as
promptly as practicable, to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or
other governmental charge as provided in
Section 4.11 of the Deposit Agreement and
the payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement.
The Depositary may withhold any such
distribution of Receipts under Section 4.03
of the Deposit Agreement if it has not
received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities Act
of 1933 or is exempt from registration under
the provisions of such Act. In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement; provided, however, that no
distribution to Owners pursuant to Section
5.03 of the Deposit Agreement will be
unreasonably delayed by any action of the
Depositary or any of its agents. If additional
Receipts are not so distributed, each
American Depositary Share shall thenceforth
also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
            In the event that the
Depositary determines that any distribution
in property (including Shares and rights to
subscribe therefor) or any deposit of Shares,
transfer of Receipts or withdrawal of
Deposited Securities under the Deposit
Agreement is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto. The Depositary will forward
to the Company such information from its
records as the Company may request to
enable the Company to file necessary reports
with governmental authorities or agencies,
and either the Company or the Depositary
may file any such reports necessary to obtain
benefits under any applicable tax treaties for
Owners.
      13.	RIGHTS.
            In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares
or any rights of any other nature, the
Depositary, after consultation with the
Company to the extent practicable, shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse. If
at the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all
or certain Owners but not to other Owners,
the Depositary may, and at the request of
the Company shall, distribute to any Owner
to whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it deems
appropriate.
            In circumstances in which
rights would otherwise not be distributed, if
an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to the
American Depositary Shares of such Owner
hereunder, the Depositary will promptly
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
            If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners, then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner. As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Owner. In the case of a
distribution pursuant to the second
paragraph of this Article 13, such Receipts
shall be legended in accordance with
applicable U.S. laws, and shall be subject to
the appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
            If the Depositary determines,
after consultation with the Company to the
extent practicable, that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may, and at the request
of the Company shall use its best efforts that
are reasonable under the circumstances to,
sell the rights, warrants or other instruments
in proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees and expenses of the Depositary
as provided in Section 5.09 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such
rights and subject to the terms and
conditions of the Deposit Agreement) for
the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise. Such proceeds
will be distributed as promptly, as
practicable in accordance with Section 4.01
of the Deposit Agreement.
            The Depositary will not offer
rights to Owners unless both the rights and
the securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective. If
an Owner of Receipts requests the
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it has
received an opinion from recognized counsel
in the United States for the Company upon
which the Depositary may rely that such
distribution to such Owner is exempt from
such registration.
            The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
      14.	CONVERSION OF
FOREIGN CURRENCY.
            Whenever the Depositary or
the Custodian shall receive foreign currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, into the Depositarys
foreign investment account in the Russian
Federation, and if at the time of the receipt
thereof the foreign currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted, as promptly as
practicable, by sale or in any other manner
that it may determine, in accordance with
applicable law, such foreign currency into
Dollars, and such Dollars shall be distributed
as promptly as practicable to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation. Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
            If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall file, as
promptly as practicable, such application for
approval or license; however, the Depositary
will be entitled to rely on local Russian
counsel in such matters, which counsel shall
be instructed to act as promptly as
practicable.
            If at any time any foreign
currency received by the Depositary or the
Custodian is not, pursuant to applicable law,
convertible, in whole or in part, into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary cannot be promptly obtained, or
if any such approval or license is not
promptly obtained, the Depositary shall, (a)
as to that portion of the foreign currency
that is convertible into Dollars, make such
conversion and if permitted by applicable
law, transfer such Dollars to the United
States for distribution in accordance with
the first paragraph of Section 4.05 of the
Deposit Agreement and of this Article 14,
and (b) as to the nonconvertible balance, if
any, (i) if requested in writing by an Owner,
distribute the foreign currency (or an
appropriate document evidencing the right
to receive such foreign currency) received by
the Depositary to such Owner and (ii) if not
so requested by an Owner, hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of the Owners entitled to receive the same.
            If any such conversion of
foreign currency, in whole or in part, cannot
be effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
      15.	RECORD DATES.
            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date, which date shall be, or be as close as
possible to, the record date applicable to the
relevant Deposited Securities (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement or (c) for the determination of
the Owners who shall be responsible for the
fee assessed by the Depositary pursuant to
Article 7 hereof for inspection of the Share
Register maintained by the Russian Share
Registrar.
      16.	VOTING OF DEPOSITED
SECURITIES.
            Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, in such form as
approved by the Company to the extent
practicable, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Company (or if requested by the Company,
a summary of such information provided by
the Company), (b) a statement that the
Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of law and of the Charter of the Company,
to instruct the Depositary as to the exercise
of the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given, including an
express indication that such instructions may
be given or deemed given in accordance
with the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated by the Company. Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose, the Depositary shall endeavor
insofar as practicable to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request. The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions. If
no instructions are received by the
Depositary from any Owner with respect to
any of the Deposited Securities represented
by the American Depositary Shares
evidenced by such Owners Receipts on or
before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to give a discretionary proxy
to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided
that no such discretionary proxy will be
deemed given with respect to any matter as
to which the Company informs the
Depositary (the Company having agreed to
provide such information as promptly as
practicable in writing) that (x) the Company
does not wish such proxy given, (y)
substantial opposition exists or (z) such
matter materially and adversely affects the
rights of holders of Shares.
      17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, the right to
receive the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence. In any such case the
Depositary may, in its reasonable discretion,
after consultation with the Company to the
extent practicable, and will, if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities. Under Russian
law, the possibility of increasing the nominal
value of Shares or other Deposited Securities
through a compulsory assessment of the
holders thereof is not expressly prohibited,
and, accordingly, holders of Shares or other
Deposited Securities could be required to
make an additional capital contribution to
the Company. The Company has also
acknowledged and agreed in the Deposit
Agreement that under no circumstances shall
any assessment on Shares (or other
Deposited Securities) constitute an
assessment against or debt or obligation of
the Depositary, directly or indirectly, and
that any such assessment, shall be
exclusively for the account of the Owners
and Beneficial Owner. Neither the Company
nor any Owner or Beneficial Owner will
have any recourse against the Depositary
with respect to any such assessment.
Promptly upon receipt of notice from the
Company pursuant to Section 5.06 of the
Deposit Agreement of the occurrence of any
of the events referred to in the first sentence
of this Article 17, the Depositary will give
notice thereof to all Owners.
      18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of (a) any present or
future law or regulation of the United
States, the Russian Federation or any other
country, or of any other governmental or
regulatory authority or stock exchange, or by
reason of any act of God or war or other
circumstances beyond its control, or (b) in
the case of the Depositary only, (i) any act or
failure to act of the Company or its agents,
including the Russian Share Registrar, or
their respective directors, employees, agents
or affiliates, (ii) any provision, present or
future, of the Charter of the Company or
any other instrument of the Company
governing the Deposited Securities or (iii)
any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed (including, in the case of
the Depositary, delivery of any Deposited
Securities or distribution of cash or property
in respect thereof pursuant to Articles 12
and 13 hereof); nor shall the Depositary or
the Company or any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement or in the Charter of the
Company. Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, the
Depositary is prevented or prohibited from
disposing such distribution or offering
available to Owners of Receipts, and the
Depositary is prevented or prohibited from
disposing of such distribution or offering on
behalf of such Owners and making the net
proceeds available to such Owners, then the
Depositary, after consultation with the
Company to the extent practicable, shall not
make such distribution or offering, and shall
allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that the Company agrees to perform
its obligations specifically set forth in the
Deposit Agreement and that the Depositary
agrees to perform its obligations specifically
set forth in the Deposit Agreement without
negligence or bad faith. The Depositary shall
not be subject to any liability with respect to
the validity or worth of the Deposited
Securities. Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary. Neither the Depositary
nor the Company shall be liable for any
action or inaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information; provided, however,
that in the case of the Company, advice of
or information from legal counsel is from
recognized U.S. counsel for U.S. legal
issues, recognized Russian counsel for
Russian legal issues and recognized counsel
of any other jurisdiction for legal issues with
respect to that jurisdiction. The Depositary
shall not be responsible for any failure to
carry out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or inaction is in good faith. The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be liable to the
Company, any Owner or Beneficial Owner
or any other person for the unavailability of
Deposited Securities or for the failure to
make any distribution of cash or property
with respect thereto as a result of (i) any act
or failure to act of the Company or its
agents, including the Russian Share
Registrar, or their respective directors,
employees, agents or affiliates, (ii) any
provision of any present or future law or
regulation of the United States, the Russian
Federation or any other country, (iii) any
provision of any present or future regulation
of any governmental or regulatory authority
or stock exchange, (iv) any provision of any
present or future Charter of the Company or
any other instrument of the Company
governing the Deposited Securities, (v) any
provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or (vi) any act of
God or war or other circumstance beyond its
control. The Company shall not be liable to
the Depositary, any Owner or Beneficial
Owner or any other person for the
unavailability of the Deposited Securities or
for the failure to make any distribution of
cash or property with respect thereto as a
result of (i) any provision of any present or
future law or regulation of the United
States, the Russian Federation or any other
country, (ii) any provision of any present or
future regulation of any governmental or
regulatory authority or stock exchange or
(iii) any act of God or war or other
circumstance occurring beyond its control.
The Company agrees to indemnify the
Depositary, any Custodian, and their
respective directors, employees, agents and
affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the expenses of counsel) which
may arise out of (a) any registration with the
Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof, or out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates, (b) the
unavailability of Deposited Securities or the
failure to make any distribution of cash or
property with respect thereto as a result of (i)
any act or failure to act of the Company or
its agents, including the Russian Share
Registrar, or their respective directors,
employees, agents or affiliates, (ii) any
provision of any present or future Charter of
the Company or any other instrument of the
Company governing Deposited Securities or
(iii) any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof or (c) any assessment
(or purported assessment) against Shares or
other Deposited Securities of the sort
contemplated by Section 5.08 of the Deposit
Agreement. No disclaimer of liability under
the Securities Act of 1933 is intended by
any provision of the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY;
APPOINTMENT OF
SUCCESSOR
CUSTODIAN.
            The Depositary may at any
time resign as Depositary hereunder by
written notice of its election so to do
delivered to the Company, such resignation
to take effect upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement. The Depositary may at any time
be removed by the Company by written
notice of such removal, effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of
the Owners of Receipts to do so, it may
appoint a substitute or additional custodian
or custodians.
      20.	AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be
amended by agreement between the
Company and the Depositary without the
consent of Owners or Beneficial Owners of
Receipts in any respect which they may
deem necessary or desirable. Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration fees
and cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts. Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment
and to be bound by the Deposit Agreement
as amended thereby. In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
      21.	TERMINATION OF
DEPOSIT AGREEMENT.
            The Depositary at any time at
the direction of the Company, shall
terminate the Deposit Agreement by mailing
notice of such termination to the Owners of
all Receipts then outstanding at least 30
days prior to the date fixed in such notice
for such termination. The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding, such termination to be
effective on a date specified in such notice
not less than 30 days after the date thereof,
if at any time 30 days shall have expired
after the Depositary shall have delivered to
the Company a written notice of its election
to resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in the Deposit
Agreement. On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary
and (b) payment of any applicable taxes or
governmental charges and the fees and
expenses of the Depositary, including the
fee of the Depositary for the surrender of
Receipts referred to in Article 7 hereof and
Section 2.05 of the Deposit Agreement, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt in the
manner provided in Section 2.05 of the
Deposit Agreement. If any Receipts shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fees of the Depositary for the surrender
of a Receipt, any expenses for the account
of the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the
expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fees of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges), and except as
provided in Section 5.08 of the Deposit
Agreement. Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.
      22.	ARBITRATION; WAIVER
OF IMMUNITIES.
            The Deposit Agreement
provides that any controversy, claim or cause
of action brought by any party to the
Deposit Agreement against the Company
arising out of or relating to the Shares or
other Deposited Securities, the American
Depositary Shares, the Receipts or the
Deposit Agreement, or the breach thereof,
shall be finally settled by arbitration in
London, England, in accordance with the
Rules of the London Court of International
Arbitration, which rules are deemed to be
incorporated by reference into this Article
22, and that judgment upon the award
rendered by the arbitrators may be entered in
any court having jurisdiction thereof;
provided, that in the event of any third-party
litigation to which the Depositary is a party
and to which the Company may properly be
joined, the Company may be so joined in
any court of competent jurisdiction in which
such litigation is proceeding; and provided,
further, that any such controversy, claim or
cause of action relating to or based upon any
provision of the Federal securities laws of
the United States or the rules and
regulations thereunder may, but need not, be
submitted to arbitration as provided in the
Deposit Agreement. The Deposit Agreement
also provides that any controversy, claim or
cause of action arising out of or relating to
the Shares or other Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement not subject to clause
(a) above shall be litigated in the Federal and
state courts in the Borough of Manhattan.
            To the extent that the
Company or any of its properties, assets or
revenues may have or hereafter become
entitled to, or have attributed to it, any right
of immunity, on the grounds of sovereignty
or otherwise, from any legal action, suit or
proceeding, from the giving of any relief in
any respect thereof, from setoff or
counterclaim, from the jurisdiction of any
court, from service of process, from
attachment upon or prior to judgment, from
attachment in aid of execution or judgment,
or other legal process or proceeding for the
giving of any relief or for the enforcement of
any judgment, in any United States or State
court in the State of New York, County of
New York, in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, has
irrevocably and unconditionally waived, and
has agreed not to plead or claim, any such
immunity and has consented to such relief
and enforcement.
23.	REGISTRATION OF
SHARES; RUSSIAN
SHARE REGISTRAR;
SHARE REGISTER.
            (a)	The Company has
agreed in the Deposit Agreement that it
shall, at any time and from time to time:
            (i) take any and all action as
may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;
            (ii) provide or cause the
Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share
Register during ordinary business hours in Moscow, Russian Federation, in such manner and upon such terms and conditions as the Depositary may, in its sole discretion, deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited
Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement and, in connection therewith, to provide the
Depositary, the Custodian or their respective agents, upon request, with a duplicative extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its sole discretion, deems sufficient);
            (iii) cause the Russian Share
Registrar, within 72 hours from the time it is requested to do so by the Depositary or the Custodian or any of their respective agents, or as soon thereafter as practicable, to effect the re-registration of ownership of
Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or Deposited Securities under the Deposit Agreement;
            (iv) permit and cause the
Russian Share Registrar to permit the
Depositary or the Custodian to register any Shares or other Deposited Securities held under the Deposit Agreement in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian
Federation); and

      (v) cause the Russian Share Registrar
promptly to notify the Depositary in writing
at any time that the Russian Share Registrar
(A) eliminates the name of a shareholder of
the Company from the Share Register or
otherwise alters a shareholders interest in the
Companys shares and such shareholder
alleges to the Company or the Russian Share
Registrar or publicly that such elimination or
alteration is unlawful; (B) no longer will be
able materially to comply with, or has
engaged in conduct that indicates it will not
materially comply with, the provisions of the
Deposit Agreement relating to it (including,
without limitation, Section 5.13 thereof); (C)
refuses to reregister shares of the Company
in the name of a particular purchaser and
such purchaser (or its respective seller)
alleges that such refusal is unlawful; (D)
holds shares of the Company for its own
account; or (E) has materially breached the
provisions of the Deposit Agreement relating
to it (including, without limitation, Section
5.13 thereof) and has failed to cure such
breach within a reasonable time.
      (b) The Company has agreed in the
Deposit Agreement that it shall be solely
liable for any act or failure to act on the part
of the Russian Share Registrar and that the
Company shall be solely liable for the
unavailability of Deposited Securities or for
the failure of the Depositary to make any
distribution of cash or property with respect
thereto as a result of (i) any act or failure to
act of the Company or its agents, including
the Russian Share Registrar, or their
respective directors, employees, agents or
affiliates, (ii) any provision of any present or
future Charter of the Company or any other
instrument of the Company governing the
Deposited Securities, or (iii) any provision of
any securities issued or distributed by the
Company, or any offering or distribution
thereof.
      (c) The Depositary or the Custodian
will regularly (and in any event not less than
monthly) confirm the number of Deposited
Securities registered in the name of the
Depositary, the Custodian or their respective
nominees, as applicable, pursuant to the
terms of the Deposit Agreement. The
Company and the Depositary have agreed in
the Deposit Agreement that, for purposes of
the rights and obligations under the Deposit
Agreement and this Receipt of the parties
thereto and hereto, the records of the
Depositary and the Custodian shall be
controlling for all purposes with respect to
the number of Shares or other Deposited
Securities which should be registered in the
name of the Depositary, the Custodian or
their respective nominees, as applicable,
pursuant to, the terms of the Deposit
Agreement. In the event of any material
discrepancy between the records of the
Depositary or the Custodian and the Share
Register, then, if an officer of the ADR
Department of the Depositary has actual
knowledge of such discrepancy, the
Depositary will promptly notify the
Company. In the event of any discrepancy
between the records of the Depositary or the
Custodian and the Share Register, the
Company has agreed that (whether or not it
has received any notification from the
Depositary) it will (i) use its best efforts to
cause the Russian Share Registrar to
reconcile its records to the records of the
Depositary or the Custodian and to make
such corrections or revisions in the Share
Register as may be necessary in connection
therewith and (ii) to the extent the Company
is unable to so reconcile such records,
promptly instruct the Depositary to notify
the Owners of the existence of such
discrepancy. Upon receipt of such
instruction, the Depositary will promptly
give such notification to the Owners
pursuant to Section 4.09 of the Deposit
Agreement (it being understood that the
Depositary may at any time give such
notification to the Owners, whether or not it
has received instructions from the
Company), and the Depositary will promptly
cease issuing Receipts pursuant to Section
2.02 of the Deposit Agreement until such
time as, in the opinion of the Depositary,
such records have been appropriately
reconciled.
      24.	DISCLOSURE OF
INTERESTS.
            The Company or the
Depositary may from time to time request
Owners to provide information as to the
capacity in which such Owners own or
owned Receipts and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement and this Article
24. To the extent that provisions of or
governing any Deposited Securities
(including the Companys Charter or
applicable law) may require the disclosure of beneficial or other ownership of Deposited
Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, Owners and Beneficial Owners are required to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositarys compliance with Company instructions as to Receipts in respect of any such enforcement or limitation.










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